Exhibit 10.1

LINE OF CREDIT LETTER AGREEMENT

Dated as of December 19, 2017

GALECTIN THERAPEUTICS, INC.

4960 Peachtree Industrial Blvd., Suite 240

Norcross, Georgia 30071

Gentlemen:

Richard E. Uihlein, an individual resident of the State of Illinois (“Uihlein”), hereby confirms that he is holding available to Galectin Therapeutics, Inc., a Nevada corporation (the “Company”), subject to the restrictions outlined below, a line of credit to finance the Company’s working capital needs in the amount of $10,000,000 (the “Line of Credit”). Advances made hereunder may be made by Uihlein or such other lenders, as may be identified in writing by Uihlein within one hundred eighty (180) days of the date hereof, and who become a party to this Line of Credit Agreement by execution of the Joinder Agreement on Exhibit D hereof.

Each advance made pursuant to the Line of Credit by Uihlein, or such other lenders as may extend credit under this Line of Credit (collectively, the “Lenders”), shall be evidenced by a Promissory Note substantially in the form of Exhibit A attached hereto (each, a “Promissory Note”), executed by a duly authorized officer of the Company, which shall represent the Company’s obligation to pay the principal amount of such advance with interest thereon. The Lenders shall make requested advances promptly after a draw is submitted by the Company. The Line of Credit may be drawn upon through December 31, 2018, through draws no more frequently than semi-monthly. The Promissory Notes may be prepaid, in whole or in part, at any time without premium or penalty, but with interest on the amount prepaid. As set forth therein, the Promissory Notes shall bear interest (based upon the principal amount outstanding from time to time) payable on or before December 31, 2019, at the Applicable Federal Rate for short term loans published by the Internal Revenue Service as may be in effect at the time of such applicable advance, which interest rate on the date hereof is 1.51%. The date and amount of any borrowing pursuant to the Line of Credit and each payment of principal in respect thereof shall be (i) reflected by the Company on Schedule 1 attached hereto, which Schedule 1 shall be amended by the Company from time to time, without any further action by Uihlein or any Lender, to reflect each new advance pursuant to the Line of Credit.

In consideration for making the Line of Credit available, the Company shall issue a warrant to Uihlein for 1,000,000 shares of the Company’s common stock (“Common Stock”), with an exercise price of $5.00 per share (the “Warrant”) in substantially the form attached hereto as Exhibit B. The Warrant will vest (i) with respect to 500,000 shares of Common Stock (the “Initial Vesting Warrant Shares”) upon the execution of this Line of Credit Letter Agreement, and (ii) with respect to the remaining 500,000 shares of Common Stock (the “Remaining Warrant Shares”) ratably if and as the loan proceeds are advanced. For example, if $5,000,000 has been advanced on the Line of Credit in the aggregate, then the Warrant will have vested with respect to 750,000 shares of Common Stock (500,000 shares from the initial vesting and 250,000 shares with respect to the advance of $500,000). Provided that each Lender is an “accredited investor,” as such term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended, in the event any Lender other than Uihlein becomes a party to this Line of Credit by the execution of the Joinder Agreement set forth on Exhibit D hereto, then Uihlein shall transfer and assign a pro rata portion of Warrant to such Lender, which assignment shall relate to a pro rata portion of the Initial Vesting Warrant Shares as well as a pro rata portion of the Remaining Warrant Shares based on the dollar amount of the commitment made by such Lender out of the total $10,000,000 available pursuant to the Line of Credit. For example, if an additional Lender becomes a party to the Line of Credit with a commitment to advance $2,000,000, Uihlein shall transfer a portion of the Warrant equal to one-fifth of the Warrant, which transferred Warrant shall relate to 100,000 of the Initial Vesting Warrant Shares and 100,000 Remaining Warrant Shares.

The company agrees that so long as any Promissory Note is outstanding the Company will not grant a security interest in the material assets of the Company to any person or entity.

No other document shall evidence the indebtedness of Uihlein which may be created pursuant to the terms of this Line of Credit, other than the Promissory Note.

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This Line Letter shall be governed by, construed and interpreted in accordance with the laws of the State of Georgia.

Very truly yours,

/s/ Richard E. Uihlein
Richard E. Uihlein

Agreed and Accepted as of

December 19, 2017

GALECTIN THERAPEUTICS, INC.

By:	/s/ Peter G. Traber
Name:	Peter G. Traber
Title:	Chief Executive Officer

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SCHEDULE 1

SCHEDULE OF ADVANCES

Date	Lender	Amount of Advance	Unpaid Aggregate Principal Balance	Notation Made By

EXHIBIT A

FORM OF PROMISSORY NOTE

PROMISSORY NOTE

$	Atlanta, Georgia

Dated as of December     , 2017

FOR VALUE RECEIVED, the undersigned, GALECTIN THERAPEUTICS, INC., a Nevada corporation (the “Company”), hereby unconditionally promises to pay to the order of [Richard E. Uihlein, an individual resident of the State of Illinois] (“Lender”), whose office address is [12575 Uline Drive, Pleasant Prairie, WI 53158], on December 31, 2019, in lawful money of the United States of America and in immediately available funds, the principal amount of (a)                      DOLLARS ($            ). The Company further agrees to pay interest in like money at an annual rate of     % [the Applicable Federal Rate for short term loans as may be in effect on the date of the Promissory Note as published by the Internal Revenue Service.] on the unpaid principal amount hereof from time to time outstanding, which shall accrue commencing on the date hereof and continuing until paid in full on December 31, 2019 or sooner prepaid.

This Promissory Note is made pursuant to that certain Line of Credit Letter Agreement, dated as of December     , 2017, by and between Richard Uihlein and the Company, as it may be amended by the addition of additional lenders, and the Company and the Lender are entitled to the benefits and obligations thereof. The Company may prepay any amounts due under this Promissory Note in whole or in part in its sole discretion without any premium or penalty.

The Company, for itself and all other persons who now are or who may become liable for the payment of all or any part of the obligations evidenced by this Promissory Note, jointly, severally and irrevocably, hereby waives presentment for payment, demand, protest, notice of protest, notice of dishonor and any and all other notices and demands whatsoever. The Company shall pay all costs and expenses of collection, including, without limitation, reasonable attorneys’ fees except to the extent limited or prohibited by law.

No act, omission, or other failure on the part of Lender or any holder of this Note to exercise any right, remedy or recourse hereunder with respect to the Company, whether before or after the occurrence of a default, shall constitute waiver or release of any such right, remedy, recourse, default by such holder or on behalf of any other holder; such waiver or release to be effected only through a written document executed by Lender or such holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

This Promissory Note shall be governed by, construed and interpreted in accordance with the laws of the State of Georgia.

GALECTIN THERAPEUTICS, INC.

By:
Name:	Peter G. Traber
Title:	Chief Executive Officer

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EXHIBIT B

FORM OF WARRANT

ITHER THIS WARRANT CERTIFICATE NOR THE WARRANTS REPRESENTED HEREBY NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF SUCH WARRANTS, NOR ANY INTEREST IN OR RIGHTS UNDER SAME, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE, AND NEITHER THIS WARRANT CERTIFICATE NOR THE WARRANTS REPRESENTED HEREBY NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF SUCH WARRANTS, NOR ANY INTEREST IN OR RIGHTS UNDER SAME, MAY BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

Warrant No. 2017-C-1

GALECTIN THERAPEUTICS, INC.

COMMON STOCK PURCHASE WARRANT

Galectin Therapeutics, Inc., a Nevada corporation (the “Company”), for value received and subject to the terms set forth below hereby grants to Richard E. Uihlein, or its registered successors and assigns (the “Holder”), the right to purchase from the Company at any time or from time to time until the date and time permitted under Section 2.2 below and subject to the vesting provisions pursuant to Section 2.1 below, one million (1,000,000) fully paid and non-assessable shares of the Common Stock, at the purchase price of Five Dollars ($5.00) per share (the “Exercise Price”). This Warrant is issued pursuant to that certain Line of Credit Letter Agreement, dated as of December 19, 2017, by and between the Company and the Holder (the “Line of Credit Letter Agreement”). The Exercise Price and the number and character of such shares of Common Stock purchasable pursuant to the rights granted under this Warrant are subject to adjustment as provided herein.

1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Line of Credit Letter Agreement. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

“Common Stock” means the Company’s common stock and stock of any other class of securities into which such securities may hereafter have been reclassified or changed into, including any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or other) which the Holder of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock pursuant to Section 3.2 hereof or otherwise.

“Common Stock Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Issue Date” means December 19, 2017.

“Market Value” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market (other than the OTC Bulletin Board), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:00 p.m. Eastern Time); (b) if the Common Stock is then listed or quoted on the OTC Bulletin Board, the average of the high and low price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; or (c) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported.

“This Warrant” means, collectively, this Warrant and all other stock purchase warrants issued in exchange therefor or replacement thereof.

“Trading Day” means a day on which the common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the NYSE Alternext US, the New York Stock Exchange, the Nasdaq National Market, the OTC Bulletin Board or the “Pink Sheets”.

2. Exercise.

2.1 Vesting. This Warrant shall vest (a) with respect to 500,000 shares of Common Stock immediately upon issuance (“Initially Vested Warrants”) and (b) with respect to the remaining 500,000 shares of Common Stock (“Remaining Warrants”) ratably if and as loan proceeds are advanced to the Company pursuant to the Line of Credit Letter Agreement on or before December 31, 2018, such that this Warrant shall vest with respect to 0.05 shares of Common Stock for each dollar advanced to the Company pursuant to the Line of Credit Letter Agreement. The Remaining Warrants that are vested are the “Vested Remaining Warrants” and the Remaining Warrants that are not vested ae the “Unvested Remaining Warrants”). This Warrant may only be exercised with respect to the then-vested portion hereof. Any portion of this Warrant that has not vested by December 31, 2018, shall no longer be able to be vested. At any time on or after December 31, 2018, the Company may require that this Warrant be exchanged for a new Warrant representing only the vested portion hereof. Any attempted exercise of this Warrant for any unvested portion hereof shall be null and void.

2.2 Exercise Period. The Holder may exercise this Warrant, to the extent vested pursuant to Section 2.1 above, at any time six months after the Issue Date and before the close of business in Norcross, Georgia on the seventh (7th) anniversary of the Issue Date (the “Exercise Period”), unless earlier terminated pursuant to Section 2.7 herein.

2.3 Exercise Procedure.

(a) This Warrant will be deemed to have been exercised with respect to the applicable vested portion hereof at such time as the Company has received all of the following items (the “Exercise Date”):

(i) a completed Exercise Notice as described in Section 2.5 hereof, executed by the Person exercising all or part of the vested purchase rights represented by this Warrant (the “Purchaser”);

(ii) this Warrant;

(iii) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit B hereto, evidencing the assignment of this Warrant to the Purchaser together with any documentation required pursuant to Section 8(a) hereof; and

(iv) a check payable to the order of the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise.

(b) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) days after the Exercise Date, the Company at its expense will cause to be issued in the name of and delivered to the Purchaser, or as the Purchaser (upon payment by the Purchaser of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which the Purchaser shall be entitled upon such exercise, together with any other stock or other securities and property (including cash, where applicable) to which the Purchaser is entitled upon exercise.

(c) Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company at its expense will, within ten (10) days after the Exercise Date, issue and deliver to or upon the order of the Purchaser a new Warrant or Warrants of like tenor, in the name of the Purchaser or as the Purchaser (upon payment by the Purchaser of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock remaining issuable under this Warrant.

(d) The Common Stock issuable upon the exercise of this Warrant will be deemed to have been issued to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock on the Exercise Date.

(e) The issuance of certificates for shares of Common Stock upon exercise of this Warrant will be made without charge to the Holder or the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock.

(f) The holder represents and warrants that at the time of any exercise of this warrant the holder is an “accredited investor,” as such term is defined in Rule 501 promulgated under the Securities Act and acknowledges and agrees that the Company may, in its sole discretion, (i) require, as a condition to the exercise of this Warrant, that the holder provide such written evidence that such holder is an accredited investor as the time of exercise, and (ii) decline to issue the shares of Common Stock issuable upon such exercise if the Company is not satisfied that this warrant may be exercised by the holder pursuant to a valid registration exemption from the Securities Act and any applicable state securities law.

2.4 Acknowledgement of Continuing Obligations. The Company will, at the time of the exercise of this Warrant, upon the request of the Purchaser, acknowledge in writing its continuing obligation to afford to the Purchaser any rights to which the Purchaser shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the Purchaser shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Purchaser any such rights.

2.5 Exercise Notice. The Exercise Notice will be substantially in the form set forth in Exhibit A hereto, except that if the shares of Common Stock issuable upon exercise of this Warrant are not to be issued in the name of the Purchaser, the Exercise Notice will also state the name of the Person to whom the certificates for the shares of Common Stock are to be issued, and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock issuable hereunder, it will also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered.

2.6 Fractional Shares. If a fractional share of Common Stock would, but for the provisions of Section 2.2 hereof, be issuable upon exercise of the rights represented by this Warrant, the Company will, within ten (10) days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share, in an amount equal to the Market Value of such fractional share as of the close of business on the Exercise Date.

3. Adjustments.

3.1 Adjustments for Stock Splits, Etc. If the Company shall at any time after the Issue Date subdivide its outstanding Common Stock, by split-up or otherwise, or combine its outstanding Common Stock, or issue additional shares of its capital stock in payment of a stock dividend in respect of its Common Stock, the number of shares issuable on the exercise of the unexercised portion of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Exercise Price then applicable to shares covered by the unexercised portion of this Warrant shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of combination.

3.2 Adjustment for Reclassification, Reorganization, Etc. In case of any reclassification, capital reorganization, or change of the outstanding Common Stock (other than as a result of a subdivision, combination or stock dividend), or in the case of any consolidation of the Company with, or merger of the Company into, another Person (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock of the Company), or in case of any sale or conveyance to one or more Persons of the property of the Company as an entirety or substantially as an entirety at any time prior to the expiration of this Warrant, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder of this Warrant, so that the Holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Company as to which this Warrant was exercisable immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Exercise Price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable in relation to any shares of stock, and other securities and property, thereafter deliverable upon exercise hereof. If, as a consequence of any such transaction, solely cash, and no securities or other property of any kind, is deliverable upon exercise of this Warrant, then, in such event, the Company may terminate this Warrant by giving the Holder hereof written notice thereof. Such notice shall specify the date (at least thirty (30) days subsequent to the date on which notice is given) on which, at 3:00 P.M., Norcross, Georgia time, this Warrant shall terminate. Notwithstanding any such notice, this Warrant shall remain exercisable, and otherwise in full force and effect, until such time of termination.

3.3 Certificate of Adjustment. Whenever the Exercise Price or the number of shares issuable hereunder is adjusted, as herein provided, the Company shall promptly deliver to the registered Holder of this Warrant a certificate of the Treasurer of the Company, which certificate shall state (i) the Exercise Price and the number of shares of Common Stock issuable hereunder after such adjustment, (ii) the facts requiring such adjustment, and (iii) the method of calculation for such adjustment and increase or decrease.

3.4 Small Adjustments. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease in the Exercise Price of at least one percent; provided, however, that any adjustments which by reason of this Section 3.5 are not required to be made immediately shall be carried forward and taken into account at the time of exercise of this Warrant or any subsequent adjustment in the Exercise Price which, singly or in combination with any adjustment carried forward, is required to be made under Sections 3.1 or 3.2.

4. Reservation of Stock, etc., Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, all shares of Common Stock from time to time issuable upon the exercise of this Warrant.

5. Disposition of This Warrant, Common Stock, Etc.

(a) The Holder of this Warrant and any transferee hereof or of the Common Stock with respect to which this Warrant may be exercisable, by their acceptance hereof, hereby understand and agree that this Warrant and the Common Stock with respect to which this Warrant may be exercisable have not been registered under the Securities Act, and may not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) without an effective registration statement under the Act or an opinion of counsel satisfactory to the Company and/or submission to the Company of such other evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act. It shall be a condition to the transfer of this Warrant that any transferee thereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions of this Warrant.

(b) Except to the extent the resale of the shares of Common Stock issuable upon exercise hereof are registered for resale, or may be sold to the public pursuant to Rule 144(b)(1) under the Securities Act, the certificates of the Company that will evidence the shares of Common Stock with respect to which this Warrant may be exercisable will be imprinted with a conspicuous legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND/OR SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE COMPANY, IN EACH SUCH CASE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT.”

The Company agrees to prepare and file with the Securities Exchange Commission within 180 days from the date hereof a registration statement covering the resale of the shares of Common Stock that are issuable with respect to this Warrant. Except as provided in the foregoing sentence, the Company has not agreed to register any of the Holder’s shares of Common Stock of the Company with respect to which this Warrant may be exercisable for distribution in accordance with the provisions of the Securities Act, and the Company has not agreed to comply with any exemption from registration under the Act for the resale of the Holder’s shares of Common Stock with respect to which this Warrant may be exercised. Hence, it is the understanding of the Holder of this Warrant that by virtue of the provisions of certain rules respecting “restricted securities” promulgated by the SEC, the shares of Common Stock of the Company with respect to which this Warrant may be exercisable may be required to be held indefinitely, unless and until registered under the Securities Act, unless an exemption from such registration is available, in which case the Holder may still be limited as to the number of shares of Common Stock of the Company with respect to which this Warrant may be exercised that may be sold from time to time.

6. Rights and Obligations of Warrant Holder. The Holder of this Warrant shall not, by virtue hereof, be entitled to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative actions by the Holder to purchase Common Stock of the Company by exercising this Warrant, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

7. Transfer of Warrants. Subject to compliance with the restrictions on transfer applicable to this Warrant referred to in Section 5 hereof, this Warrant and all rights hereunder are transferable, in whole or in part to other Lenders pursuant to the Line of Credit Letter Agreement, without charge to the registered Holder, upon surrender of this Warrant with a properly executed Assignment (in substantially the form attached hereto as Exhibit B), to the Company, and the Company at its expense will issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants in such denomination or denominations as may be requested, but otherwise of like tenor, in the name of the Holder or as the Holder (upon payment of any applicable transfer taxes) may direct.

8. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9. Company Records. Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

10. Miscellaneous.

10.1 Notices. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class mail, postage prepaid, to such address as may have been furnished to the Company in writing by such Holder, or, until an address is so furnished, to and at the address of the last Holder of this Warrant who has so furnished an address to the Company. All communications from the Holder of this Warrant to the Company shall be mailed by first class mail, postage prepaid, to Galectin Therapeutics, Inc., 4960 Peachtree Industrial Boulevard, Suite 240, Norcross, GA 30071, Attn: Chief Financial Officer, or such other address as may have been furnished to the Holder in writing by the Company.

10.2 Amendment and Waiver. Except as otherwise provided herein, this Warrant and any term hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such amendment, waiver, discharge or termination is sought.

10.3 Governing Law; Descriptive Headings. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Nevada. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

[SIGNATURE ON FOLLOWING PAGE]

Dated:    December 19, 2017.

GALECTIN THERAPEUTICS, INC.

By:
Name:	Peter G. Traber
Title:	CEO

EXHIBIT A

EXERCISE NOTICE

[To be signed only upon exercise of Warrant]

To:	Date:

The undersigned, the Holder of the within Warrant, pursuant to the provisions set forth in the within Warrant, hereby irrevocably elects to exercise the vested purchase rights represented by such Warrant for, and agrees to subscribe for and purchase thereunder,                  shares of the Common Stock covered by such Warrant and herewith makes payment of $             therefor, and requests that the certificates for such shares be issued in the name of, and delivered to,                     , whose address is:                                         . If said number of shares is less than all the shares covered by such Warrant, a new Warrant shall be registered in the name of the undersigned and delivered to the address stated below.

Signature

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant or on the form of Assignment attached as Exhibit B thereto.)

Address

[Signature Guarantee]

EXHIBIT B

ASSIGNMENT

[To be signed only upon transfer of Warrant]

For value received, the undersigned hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant with respect to the number of shares of the Common Stock covered thereby set forth below, unto:

Name of Assignee	Address

No of Shares: Initially Vested Warrants No of Shares: Vested Remaining Warrants No of Shares: Unvested Remaining Warrants

Dated:	Signature

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant.)

Address

EXHIBIT C

SCHEDULE OF LENDER

As of December     , 2017

Lender	Loan Commitment	Initial Vesting Warrant Shares	Remaining Warrant Shares
Richard E. Uihlein	10,000,000	500,000	500,000

EXHIBIT D

JOINDER AGREEMENT

By execution below, the additional lender identified below becomes a lender under the Line of Credit Agreement dated December      2017 and Exhibit D of the Line of Credit Agreement is amended to read as follows:

Lender	Loan Commitment		Initial Vesting Warrant Shares		Remaining Warrant Shares (Vested)		Remaining Warrant Shares (Unvested)
Richard E. Uihlein	{	●}	{	●}	{	●}	{	●}
Additional Lender	{	●}	{	●}	{	●}	{	●}

Date:

Lender: Richard E. Uihlein

Additional Lender:

By:

Address:

Consented to: GALECTIN THERAPEUTICS, INC.

By:
Its: